SCHEDULE 14A
(Rule 14a-10)
INFORMATION REQUIRED IN THE PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities and Exchange Act of 1934
(Amendment No. __)

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                                  INFINITY PROPERTY AND CASUALTY CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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INFINITY PROPERTY AND CASUALTY CORPORATION

2204 Lakeshore Drive, Suite 125
Birmingham, Alabama 35209

Notice of Annual Meeting of Shareholders
and Proxy Statement

To be Held on May 25, 2004

Dear Shareholder:

        We invite you to attend our Annual Meeting of Shareholders on May 25, 2004, in Birmingham, Alabama. At the meeting, you will hear a report on our operations and have an opportunity to meet our directors and executives.

        This booklet includes the formal notice of the meeting and the proxy statement. The proxy statement tells you more about the agenda and procedures for the meeting. It also describes how our Board of Directors operates and provides information about the director candidates.

        All shareholders are important to us. We want your shares to be represented at the meeting and urge you either to use the electronic voting system, if available to you through your broker, or to promptly complete, sign, date and return your proxy form.

Samuel J. Simon, Secretary

Birmingham, Alabama
April 19, 2004

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
OF INFINITY PROPERTY AND CASUALTY CORPORATION

Date:	Tuesday, May 25, 2004

Time:	10:00 a.m., Central Standard Time

Place:	Embassy Suites 2300 Woodcrest Place Birmingham, Alabama 35209-1321

Purpose:	• Elect Directors

• Approve the 2004 Employee Stock Purchase Plan

• Approve the Annual Bonus Plan

• Conduct other business if properly raised

Record Date:	April 8, 2004. Shareholders or their agents listed in our records on that date are entitled to receive notice of and to vote at the meeting.

Mailing Date:	The approximate mailing date of this proxy statement and accompanying proxy form is April 19, 2004.

GENERAL INFORMATION

Who may vote

Shareholders of Infinity, as recorded in our stock register on April 8, 2004, may vote at the meeting. As of that date, we had 20,565,204 shares of common stock outstanding. Each share of common stock is entitled to one vote on each matter to be considered at the meeting.

How to vote

You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

Written Proxy. All shareholders can vote by written proxy card.

Telephone and Internet Proxy. Some shareholders of record can also vote by touchtone telephone and the Internet. The use of electronic voting via the telephone or the Internet is dependent upon each shareholder’s particular broker. Please follow the instructions provided by your broker if electronic voting is made available to you and if you wish to vote electronically.

How proxies work

Our Board of Directors is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for all, some or none of our director candidates. You may also vote for or against the other proposals or abstain from voting.

If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares in favor of our director candidates and in favor of the approval of the 2004 Employee Stock Purchase Plan and the Annual Bonus Plan.

If any other matters come before the meeting or any adjournment, each proxy will be voted in the discretion of the individuals named as proxies on the card.

You may receive more than one proxy or voting card depending on how you hold your shares. Shares registered in your name are covered by one card. If you hold shares through someone else, such as a stockbroker, you may get material from them asking how you want to vote.

Revoking a proxy

You may revoke your proxy before it is voted by submitting a new proxy with a later date, by voting in person at the meeting, or by notifying our Corporate Secretary in writing at our principal executive offices.

Quorum

In order to carry on the business of the meeting, we must have a quorum. This means that at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person. Abstentions and broker non-votes are considered present for purposes of determining whether a quorum is present but are not considered “votes cast.” Broker non-votes occur when a broker returns a proxy card but does not have authority from the beneficial holder to vote on a particular proposal.

Vote Tabulation

Votes will be tabulated by or under the direction of an Inspector of Elections, who may be an employee of Infinity. The Inspector of Elections will certify the results of the voting at the Annual Meeting.

The four director candidates who receive the greatest number of affirmative votes will be elected to serve as Class I directors on the Board. Broker non-votes and abstentions will not affect the results of the election.

Each of the proposals to approve the 2004 Employee Stock Purchase Plan and the Annual Bonus Plan requires the affirmative vote of a majority of votes cast to be approved. Only votes cast for or against these proposals count, and neither broker non-votes nor abstentions will be counted as votes cast.

Proxy Solicitation

Our Board of Directors is soliciting your proxy for use at the Annual Meeting and at any adjournment of the Annual Meeting. Infinity will bear the costs of the proxy solicitation, including the reimbursement of banks and brokers for reasonable expenses of sending out our proxy materials to the beneficial owners of our common stock. We have engaged D.F. King & Co., Inc. to assist us in soliciting proxies for a fee of $7,500 plus out-of-pocket expenses. In addition to solicitation by mail, Infinity officers, directors and employees may solicit proxies in person, by telephone, by facsimile and by e-mail.

Other Matters

Any other matters considered at the meeting, including adjournment, will require the affirmative vote of a majority of the votes cast.

Cumulative Voting

In voting to elect directors, shareholders are entitled to cumulate their votes and to give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by the shareholder, or to distribute their votes on the same principle among as many candidates as the shareholder sees fit. In order to invoke cumulative voting, notice of cumulative voting must be given in writing by a shareholder to the President, a Vice President or the Secretary of Infinity not less than 48 hours prior to the Annual Meeting. The proxies solicited include discretionary authority to cumulate votes.

ITEM 1:    ELECTION OF DIRECTORS

Our Articles of Incorporation provide that our Board of Directors consists of two classes, Class I and Class II. Each class is elected for a two-year term with one class being elected each year. The term of the Class I directors expires at the 2004 Annual Meeting of Shareholders and the term of Class II directors expires at the 2005 Annual Meeting of Shareholders. The Nominating Committee of the Board of Directors has nominated for re-election each of the current Class I directors, James R. Gober, Gregory G. Joseph and Harold E. Layman, and has also nominated Samuel J. Weinhoff to serve as a Class I director.

Proxies solicited by the Board will be voted for the election of these nominees. All directors elected at the Annual Meeting will be elected to hold office until the expiration of each elected director’s two-year term.

Three of these four nominees are not Infinity employees, and two of the four Class II directors are not Infinity employees. Information on each of our nominees is given below.

We have no reason to believe that any of the director nominees will be unable or unwilling for good cause to serve if elected. However, if any director nominee becomes unavailable or unwilling for good cause to serve before the election, your proxy card authorizes us to vote for a replacement nominee if the Board names one.

The Board recommends you vote FOR each of the following nominees:

Nominee	Business Experience
JAMES R. GOBER Age 52	Chief Executive Officer, President and Director of Infinity since 2002; Elected Infinity's Chairman of the Board in December 2003; Served in various executive roles within each of Infinity's insurance company subsidiaries since 1991.

GREGORY G. JOSEPH Age 41	Elected Director of Infinity in February 2003; Executive Vice President of Joseph Automotive Group since 1990; Practicing attorney with Keating, Muething & Klekamp in Cincinnati, Ohio from 1987 to 1990; Currently serves on the Advisory Board to Xavier University, Cincinnati, Ohio.

HAROLD E. LAYMAN Age 57	Elected Director of Infinity in August 2003; President and Chief Executive Officer of Blount International, Inc. until 2002; Currently serves on the Board of Directors of Blount International, Inc., Graftech International, Ltd., Grant Prideco, Inc. and Von Hoffman Holdings, Inc.

SAMUEL J. WEINHOFF Age 53	Insurance Industry Consultant, New York, New York; Manager of Schroder & Co.'s U. S. Financial Institutions Group from 1997 through 2000; Managing Director at Lehman Brothers from 1985 to 1997.

Directors whose terms will continue after the Annual Meeting:

Director	Business Experience
JORGE G. CASTRO Age 46	Elected Director of Infinity in August 2003; Vice Chairman and Chief Operating Officer for Valenzuela Capital Partners, LLC since 2003; Chief Executive and Chief Investment Officer of CIC/HCM Asset Management from 1989 to 2003; Currently serves on the Board of Trustees of Milton Academy and on the Board of Directors for the New America Alliance.

SAMUEL J. SIMON Age 47	General Counsel, Senior Vice President and Secretary of Infinity since 2002; Elected to Infinity's Board of Directors in December 2003; Served in various legal and executive capacities with American Financial Group, Inc. since 1986.

ROGER SMITH Age 43	Senior Vice President and Chief Financial Officer of Infinity since 2002; Elected to Infinity's Board of Directors in December 2003; Served in various executive capacities with Great American Insurance Company since 1987.

GREGORY C. THOMAS Age 56	Elected Director of Infinity in February 2003; Currently retired after serving until 1996 in various executive capacities, including Chief Financial Officer, of Citicasters, Inc. and its predecessor public company.

ITEM 2:    APPROVAL OF INFINITY'S 2004 EMPLOYEE STOCK PURCHASE PLAN

Our 2004 Employee Stock Purchase Plan provides eligible employees with an opportunity to purchase shares of our common stock at a discount to current market prices through regular payroll deductions. On August 4, 2003, our Board of Directors approved the stock purchase plan subject to shareholder approval at our 2004 annual meeting.

Purpose of the Plan

The purpose of the stock purchase plan is to enable our employees and employees of our subsidiaries to acquire or increase ownership interests in our company on a basis that will encourage them to perform at increasing levels of effectiveness and use their best efforts to promote our growth and profitability.

Eligible Participants

All employees and employees of our subsidiaries can participate in the plan. All participants must have at least three months of service with us or our subsidiaries, must be employed by us or one of our subsidiaries for a minimum of 30 hours per week year round, and must not own 5% or more of our outstanding common stock. Eligibility generally ceases upon termination of employment. Approximately 2,200 employees are eligible to participate.

Securities to be Utilized

The maximum number of shares of common stock that may be purchased by eligible employees under the stock purchase plan is 1,000,000 shares. Shares sold to participating employees may be previously acquired treasury shares or authorized but unissued shares or, if and to the extent authorized by the Compensation Committee, shares purchased in market transactions.

Plan Administration and Termination

The Compensation Committee of our Board of Directors administers the stock purchase plan. The Compensation Committee can interpret the stock purchase plan and delegate ministerial functions to our management.

Custodial and record keeping functions for the stock purchase plan are delegated to a bank trust department or other financial institution as agent.

Our Board may amend or terminate the stock purchase plan at any time, without further shareholder approval. Unless earlier terminated, the stock purchase plan will continue in effect until the maximum number of shares available under the stock purchase plan has been purchased.

Method and Price of Purchase

Each eligible employee may elect to have a specified amount, not to be less than $10 and not to be more than 25% of base salary or wages, deducted from each regular paycheck. At the end of each payroll deduction period, which may be one, two or three calendar months as determined by the Compensation Committee, the amounts deducted by employees but not yet used to purchase shares of common stock will be used to purchase the maximum number of whole and fractional shares which such amounts can purchase at the purchase price as determined under the stock purchase plan.

The purchase price for each whole or fractional share purchased is 85% of the fair market value, which is defined as the average of the high and low sales prices of our common stock as reported by the Nasdaq National Market on the date of purchase. Payroll deductions are held by us, subject to withdrawal by the employee, and do not bear interest, pending their use to purchase shares. Dividends received on shares held in an employee’s account are, unless otherwise directed by the Compensation Committee, used to purchase additional shares.

No employee may, in any calendar year, purchase shares that have an aggregate fair market value exceeding $25,000. In addition, if a participating employee sells shares purchased under the stock purchase plan during the first year following the date of purchase, that employee will not be eligible to make further purchases under the stock purchase plan, or to have any amounts deducted from paychecks for such purpose, for a period of one year after such sale (or for such shorter period, if any, as the Compensation Committee establishes).

Federal Income Tax Consequences

For federal income tax purposes, no income will be realized by employees participating in the stock purchase plan upon either the grant of a right to purchase or the actual purchase of shares under the plan. In addition, neither we nor any of our subsidiaries will be entitled to any deduction at that time. If the shares acquired upon the exercise of the right to purchase shares are not disposed of within two years after the date the right to purchase shares was granted or, if later, within one year after the transfer of such shares to the participating employee, upon a disposition of the shares the participating employee will realize ordinary income in the amount of the lesser of (a) the excess of the fair market value of the shares at the time of their disposition over the amount paid for the shares by the employee, or (b) 15% of the fair market value of the shares at the time the right to purchase such shares was granted. Gains realized upon the disposition of the shares in excess of the amount treated as ordinary income will be taxable as long-term capital gain. We will be entitled to a deduction for the amount of any ordinary income realized upon the disposition.

If shares are disposed of before the end of either the two-year or one-year periods discussed above, a participating employee will realize ordinary income in the year of disposition on the difference between his purchase price and the fair market value of such shares at the date of purchase. We will be entitled to a deduction for this amount. The participating employee’s tax basis in the shares disposed of will be increased by this amount and the difference between the sales price of the shares and this basis will be treated as a capital gain or loss (long-term or short-term depending on the holding period).

The Board recommends you vote
FOR
approval of the 2004 Employee Stock Purchase Plan

ITEM 3:    APPROVAL OF INFINITY'S ANNUAL BONUS PLAN

PURPOSE

The Compensation Committee of the Board of Directors established an Annual Bonus Plan to further the profitability of Infinity by providing incentive to Infinity’s executive officers. The Plan is designed to reflect the current market for executive compensation and to promote high levels of corporate performance that will enhance long-term shareholder value.

The Plan is administered by the Committee which is composed solely of two or more “outside directors” as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). No member of the Committee, while serving as such, is eligible to be granted a bonus under the Plan. The Committee has exclusive power to determine the conditions (including performance requirements) to which the payment of the bonuses may be subject and to certify that performance goals are attained. The Committee also has the authority to interpret the Plan and establish, adopt or revise such rules and regulations and to make all determinations relating to the Plan as it may deem necessary or advisable for the administration of the Plan.

The term of the Plan is one calendar year, commencing January 1, 2004, and the one-year term shall be renewed from year to year unless and until the Plan shall be terminated or suspended by the Committee. Each year the Committee shall establish new bonus targets and performance criteria under the Plan. Bonus targets and performance criteria for 2004 were established on March 18, 2004.

SHAREHOLDER APPROVAL REQUIREMENTS

The Plan is being submitted to Infinity’s shareholders for approval pursuant to the requirements of Code Section 162(m). Code Section 162(m) limits the allowable deduction for Federal income tax purposes for compensation paid to a “covered employee” of a public company to $1 million per year (“Deduction Limit”). Under Code Section 162(m), the term “covered employee” includes the chief executive officer and the four other most highly compensated executive officers of Infinity. The Deduction Limit applies to compensation that does not qualify for any of the limited number of exceptions provided for in Code Section 162(m).

Under Code Section 162(m), the Deduction Limit does not apply to compensation paid under a plan that meets certain requirements for “performance-based compensation.” In order to qualify for this exception, the following requirements must be met: (a) the compensation must be payable on account of the attainment of one or more pre-established objective performance goals; (b) the performance goals must be established by a compensation committee of the board of directors that is comprised solely of two or more “outside directors”; (c) the material terms under which the compensation will be paid must be disclosed to and approved by shareholders before payment; and (d) the compensation committee must certify in writing that the performance goals have been satisfied prior to payment.

Infinity intends, to the extent practicable, to structure incentive compensation programs to satisfy the requirements for the “performance-based compensation” exception to the Deduction Limit and, accordingly, preserve the full deductibility of all compensation paid, to the extent practicable. As a consequence, the Plan is being submitted to Infinity’s shareholders for approval in accordance with the requirements for the “performance-based compensation” exception to the Deduction Limit. If approved by shareholders, the Plan will be renewed from year to year until terminated by the Committee. Compensation paid under the Plan to “covered employees” will qualify for the “performance-based compensation” exception and, therefore, will not be subject to the Deduction Limit.

If shareholders fail to approve the Plan, the Committee may consider a similar bonus plan in order to maintain the market competitiveness of Infinity’s executive compensation program. However, some or all of the payments made under a plan not approved by Infinity’s shareholders may be subject to the Deduction Limit. By triggering the Deduction Limit, share value may be reduced as Infinity will not be able to fully take advantage of tax deductions, possibly resulting in an increased corporate tax liability.

PARTICIPATION

Subject to the approval of the Committee, each of Infinity’s executive officers shall participate in the Plan (the “Participants”). The Executive Committee of the Board may recommend to the Compensation Committee that other Infinity officers and key employees participate in the Plan. In 2004, all five executive officers have been selected to participate in the Plan.

BONUS TARGETS

Upon consultation with the Executive Committee and the Chief Executive Officer, the Committee shall annually establish the individual target amount of bonus (the “Bonus Target”) that may be awarded to each Participant. In no event shall the establishment of any Participant’s Bonus Target give a Participant any right to be paid all or any part of such amount unless and until a bonus is actually awarded pursuant to the Plan. The establishment of a Participant’s Bonus Target shall be consistent with the terms of any employment contract that Infinity entered into with a Participant. The following bonus targets have been established for 2004:

		2004 Bonus Target
James R. Gober	Chief Executive Officer and President	$500,000	*

John R. Miner	Executive Vice President	$350,000	*

Samuel J. Simon	Senior Vice President, General Counsel and Secretary	$150,000	*

Roger Smith	Senior Vice President and Chief Financial Officer	$150,000	*

Joseph A. Pietrangelo	Senior Vice President	$150,000

*Minimum required under employment agreement.

PERFORMANCE CRITERIA

The overall bonus for 2004 for each Participant will be the sum of such Participant’s bonuses for the following three Performance Criteria components:

Earnings Per Share Combined Operating Ratio Groww Written Premiums	65% 20% 15%

Earnings Per Share Component (“EPS”)

Each Participant’s bonus will range from 0% to 150% of the dollar amount of the Bonus Target allocated to the EPS Component, based on the following levels of reported earnings per common share from insurance operations (“Operating EPS” as defined below) achieved by Infinity and its consolidated subsidiaries for 2004:

Operating EPS	Percentage of Bonus Target to be paid for EPS Component
$2.15 or less	0%
$2.75	100%
$3.75 or more	150%

Where the Operating EPS is greater than $2.15 and less than $2.75 or greater than $2.75 and less than $3.75, the bonus will be determined by straight-line interpolation.

The Operating EPS to be considered is diluted EPS from the Company’s insurance operations and will include long-term financing costs but excludes realized gains and losses in the investment portfolio and all other unusual or non-recurring items.

Combined Operating Ratio Component (“COR”)

Each Participant’s bonus will range from 0% to 150% of the dollar amount of the Bonus Target allocated to the COR Component, which is based on Infinity’s insurance operations achieving (on a consolidated basis) the following combined operating ratios:

COR	% of Bonus
96.5% or higher	0%
94.5%	100%
91.5% and under	150%

When the COR is less than 96.5% but greater than 94.5% or less than 94.5% but greater than 91.5%, the bonus will be determined by straight-line interpolation.

COR is to be determined on a generally accepted accounting principles (“GAAP”) basis for calendar year 2004, and excludes the impact from the physical damage quota share agreement and losses arising from extra contractual liabilities.

Gross Written Premiums Component (“GWP”)

Each Participant’s bonus will range from 0% to 150% of the dollar amount of the Bonus Target allocated to the GWP Component based on the following levels of growth in the GWP over GWP reported for 2003 in Infinity’s fifteen focus states.

GWP Growth	% of Bonus
5% or less	0%
12.5%	100%
15.0%	150%

When the growth of GWP is more than the 5% and less than 12.5% or greater than 12.5% and less than 15%, the bonus will be determined by straight-line interpolation.

AMENDMENT AND TERMINATION

The Committee may at any time terminate the Plan. The Committee may at any time, or from time to time, amend or suspend and, if suspended, reinstate the Plan in whole or in part. Any amendment or revision to the Plan, which requires shareholder approval pursuant to Code Section 162(m), will be subject to approval by Infinity’s shareholders. Notwithstanding the foregoing, the Plan shall continue in effect to the extent necessary to settle all matters relating to the payment of bonuses awarded prior to any such termination or suspension.

OTHER MATERIAL PROVISIONS

If a Participant’s employment with Infinity is terminated for any reason other than discharge for cause, he or she may be entitled to such bonus, if any, as the Committee, in its sole discretion, may determine. In the event of a Participant’s discharge for cause from the employ of Infinity, he or she shall not be entitled to any amount of bonus unless the Committee, in its sole discretion, determines otherwise.

Any bonuses awarded under this Plan to a Participant who dies prior to payment shall be paid to the beneficiary previously designated by the Participant. If no such beneficiary has been designated or survives the Participant, payment shall be made to the Participant’s legal representative.

A person’s rights and interests under the Plan may not be assigned, pledged or transferred except, in the event of a Participant’s death, to his designated beneficiary as provided in the Plan or, in the absence of such designation, by will or the laws of descent and distribution.

The Plan has been adopted and approved by the Committee, and if approved by the shareholders, will be effective within the scope of the exceptions of Code Section 162(m) for 2004 and will remain effective for each year thereafter unless and until determined by the Committee.

DETERMINATION OF BONUSES AND TIME OF PAYMENT

As soon as practicable after the end of 2004, the Committee shall certify whether or not the Performance Criteria of the Participants have been attained and shall report to the Board the amount of the bonus, if any, to be awarded to each Participant for 2004 according to the terms of the Plan. Such bonus determinations shall be based on achievement of the Performance Criteria for 2004, outlined above. In making such determinations, the Committee may consult with the Executive Committee. Once the bonus is so determined, it shall be paid one hundred percent in cash.

The Board recommends you vote
FOR
approval of the Annual Bonus Plan

Board of Directors and Committees of the Board of Directors

General

Infinity is an Ohio corporation and, therefore, governed by the corporate laws of Ohio. Since our stock is publicly traded on Nasdaq and we file reports with the Securities and Exchange Commission, we are also subject to Nasdaq rules as well as various provisions of federal securities laws recently changed by the Sarbanes-Oxley Act.

During 2003, the full Board of Directors met on five occasions and took action by writing on four occasions, while the independent directors met separately on one occasion. During their tenure in 2003, each director attended all meetings held by the Board of Directors and all meetings held by committees of the Board on which such director served.

Infinity’s policy is to require director attendance at annual meetings of shareholders. The 2004 Annual Meeting of Shareholders will be our first shareholders meeting.

The Board of Directors has adopted a process to facilitate written communications by shareholders to the Board of Directors. Shareholders wishing to write to the Board of Directors or a specified director or committee of the Board should send correspondence to the Corporate Secretary, 2204 Lakeshore Drive, Suite 125, Birmingham, Alabama 35209. All communications received from shareholders as screened by the Corporate Secretary, other than trivial or obscene items, will be forwarded to the full Board of Directors, or to a specific Board member or committee if designated by the shareholder. Trivial items will be delivered to the Board at the next scheduled Board meeting. Anyone who wishes to communicate with a specific Board member or committee should send instructions asking that the material be forwarded to the director or to the appropriate committee chairman.

Governance of the corporation is placed in the hands of the directors who, in turn, elect officers to manage the business operations. The Board oversees the management of Infinity on your behalf. It reviews Infinity’s long-term strategic plans and exercises direct decision making authority in all major decisions, such as acquisitions, the declaration of dividends, major capital expenditures and the establishment of Infinity’s policies.

Non-employee directors of Infinity receive $25,000 per year for serving as a director and as members of committees of the Board. Committee Chairmen receive an additional $5,000 per year. Non-employee directors also receive $1,500 for each director or committee meeting attended and are granted a non-qualified option to purchase 2,500 shares of common stock per year, immediately exercisable, with the exercise price being the closing sale price on Nasdaq reported immediately prior to the time of grant. Directors who are employees of Infinity are not separately compensated for serving as directors.

On February 19, 2003, the Board adopted the Audit Committee Charter, a copy of which is attached to this proxy statement as Appendix A. The Board has also approved and adopted Infinity’s Code of Ethics. A copy of the Code of Ethics, which applies to directors, executive officers and employees, will be sent without charge upon request to Infinity’s Corporate Secretary and also may be viewed on our website at www.ipacc.com.

The independent directors intend to appoint a lead independent director and to meet at least two times without the presence of management directors in 2004. The independent members of the Board had one such meeting in 2003.

The directors have organized themselves into the committees described below. With the exception of the Executive Committee, each of these committees is composed of non-employee directors that meet the relevant independence requirements established by Nasdaq, the Sarbanes-Oxley Act and Securities and Exchange Commission Rule 10A-3 that apply to their particular assignments.

Audit Committee

General

The Audit Committee is composed of Gregory C. Thomas (Chairman), Jorge G. Castro and Gregory G. Joseph and met five times last year. Each of the Audit Committee members meets the financial literacy and independence requirements under Nasdaq rules. Gregory C. Thomas, a licensed CPA and former Chief Financial Officer of a public company, has been designated as the Audit Committee financial expert and is independent as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934.

The Audit Committee operates under the Audit Committee Charter. The Audit Committee reviews and assesses the adequacy of the Audit Committee Charter annually.

The Audit Committee oversees the accounting and financial reporting processes of Infinity and the audits of its financial statements by its outside auditors. The Audit Committee is solely responsible for the appointment, compensation, retention and oversight of Infinity’s outside auditor. The Audit Committee also evaluates information received from the outside auditor and Infinity’s management to determine whether the outside auditor is independent of management. The outside accounting firm reports directly to the Audit Committee. Ernst & Young was the outside, independent auditor retained by the Audit Committee for the 2003 fiscal year. Representatives from Ernst & Young will attend the 2004 Annual Meeting of Shareholders and will have an opportunity to make a statement and be available to respond to appropriate questions.

In addition, the Audit Committee has established procedures for the receipt, retention and treatment of complaints received by Infinity concerning accounting, internal accounting controls or auditing matters and has established procedures for the confidential and anonymous submission by employees of any concerns they may have regarding questionable accounting or auditing matters.

During the year, the Audit Committee held discussions with both Ernst & Young and management regarding Infinity’s actions to establish controls and procedures pursuant to new requirements of the Sarbanes-Oxley Act.

Approval of Audit and Non-Audit Services

The Audit Committee, or its Chairman, approves all audit and non-audit services (including the fees and terms of the services) performed for Infinity by its independent accountants prior to the time that those services are commenced. The Chairman reports to the full Audit Committee at each of its meetings, and the Audit Committee approves what the Chairman has authorized in the interim between meetings. For these purposes, the Audit Committee or its Chairman is provided with information as to the nature, extent and purpose of each proposed service, as well as the approximate timeframe and proposed cost arrangements for that service. For 2003, the Audit Committee also pre-approved the performance of specific services by the independent accountants at a cost per service not to exceed $25,000.

The Audit Committee has submitted the following report to shareholders:

Report of the Audit Committee

On May 5, 2003, the Audit Committee met with representatives of Ernst & Young and Infinity management and reviewed with them the proposed 2003 Audit Plan, areas warranting particular concentration on the audit, the effects of new accounting pronouncements, and new requirements under the Sarbanes-Oxley Act. At the same meeting, the Audit Committee retained Ernst & Young as Infinity’s independent public accountants for fiscal year 2003.

At its meeting on March 9, 2004, the Audit Committee reviewed with management, Ernst & Young and Infinity’s accounting and internal audit officers the results of the 2003 audit, including the audited financial statements. The Audit Committee reviewed the requirements of its Charter previously adopted and the reports required to be disclosed to the Audit Committee. The Audit Committee discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Ernst & Young representatives reviewed the written disclosures required by the Independence Standards Board Standard No. 1 regarding independence of public accountants with the Audit Committee and presented their Report on Auditor Independence regarding that matter to the Audit Committee.

During the course of the March 9, 2004 meeting, the Audit Committee also reviewed a draft of the Form 10-K which had been provided to the Audit Committee in advance of the meeting. Based on their review, the Audit Committee recommended to the Board of Directors that Infinity’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission. As part of its deliberations, the Committee determined that Ernst & Young was independent of Infinity.

Respectfully submitted,

Audit Committee

Gregory C. Thomas (Chairman)
Jorge G. Castro
Gregory G. Joseph

Compensation Committee

General

The Compensation Committee is responsible for establishing compensation for Infinity’s executive officers and administering Infinity’s equity-based compensation plans.

The Compensation Committee met two times and took action in writing one time during 2003.

The Compensation Committee has submitted the following report to shareholders:

Report of the Compensation Committee

Infinity’s Compensation Committee is composed of Harold E. Layman (Chairman), Gregory G. Joseph and Gregory C. Thomas. The Compensation Committee is responsible for establishing compensation for executive officers, establishing salary levels and bonus plans, making bonus awards, administering equity-based benefit plans and otherwise dealing in all matters concerning compensation of the executive officers and awarding stock options for all employees.

The general philosophy of the Compensation Committee is to provide executive compensation designed to enhance shareholder value including annual compensation (salary and bonus awards) and long-term compensation (stock options, restricted stock and cash). With this philosophy in mind, the Compensation Committee designs compensation plans and incentives to link the financial interests of Infinity’s executive officers to the interests of its shareholders, to base executive compensation on the company’s performance, to attract and retain talented leadership and to encourage significant ownership of the company’s common stock by executive officers.

In making the decisions affecting executive compensation, the Compensation Committee reviews the nature and scope of the executive officer’s responsibilities as well as his or her effectiveness in supporting Infinity’s long-term goals. The Compensation Committee also considers the compensation practices of other public property and casualty insurers.

Salary

The executive officers received a salary that is based on the criteria discussed above. Additionally, the Compensation Committee believed it was in the best interests of the company and the shareholders to enter into employment agreements in 2003 with James R. Gober, Roger Smith, John R. Miner and Samuel J. Simon. The employment agreements have two-year terms that expire at the end of 2005. Any increases to salary levels required under the agreements, as well as salary levels for executive officers who may not be subject to employment agreements, are considered periodically by the Compensation Committee.

Annual Incentive Bonuses

Infinity’s Annual Bonus Plan provides for the payment of cash bonuses based on Infinity’s performance in relation to predetermined company objectives. The Compensation Committee approved the performance criteria and the bonus plan target for each individual executive officer. The Compensation Committee established objectives related to Infinity’s earnings, revenue, shareholder value, and various strategic initiatives that underscore the performance of the company. Based on the company’s performance in 2003, the Compensation Committee awarded each executive officer 120% of his individual bonus plan target.

Long-Term Compensation

The Compensation Committee is committed to long-term incentive programs for executives that promote Infinity’s long-term growth. Accordingly, the Compensation Committee believes that the executive officers should be rewarded with a proprietary interest in the company for continued long-term performance and to attract, motivate and retain qualified and talented executives.

Upon completion of the initial public offering in February 2003, the Board of Directors awarded to executive officers options to purchase shares of Infinity’s common stock under the 2002 Stock Option Plan and restricted stock under the 2002 Restricted Stock Plan. Options become exercisable at the rate of 20% per year. For restricted stock awards, one-third of the shares vest on each of the first three anniversaries following the date of grant.

Several executives and other key employees of business units or insurance subsidiaries transferred from American Financial Group, Inc. (“AFG”) to Infinity remain eligible to participate in long-term incentive compensation plans that were established prior to Infinity’s initial public offering, including the most recent plan which was effective January 1, 2000. The long-term incentive compensation plans reward profitable results for individual business units based on targeted objectives for the unit tied to long-term profitability. The plans measure cumulative underwriting profit for the business unit over five years. Participation in the plans is through the award of performance shares. Performance shares granted under a particular plan become vested (available for conversion to cash) according to a vesting schedule that relates to a measure of underwriting profitability of the business unit. Payments for vested shares are generally made over a three-year period following the termination of the plan. There were no performance shares awarded under plans in 2003.

Compensation of the Chief Executive Officer

Infinity’s Chief Executive Officer, James R. Gober, has a two-year employment agreement expiring in 2005 that pays him an annual salary of $550,000. In addition, Mr. Gober is eligible to participate in the Annual Bonus Plan, equity-based compensation plans and long-term incentive compensation plans. The Summary Compensation Table and Option Grants in Last Fiscal Year Table set forth below include additional information regarding other compensation and benefits paid to Mr. Gober in 2003.

Internal Revenue Code Section 162(m)

The Compensation Committee also considers the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the Chief Executive Officer and the other senior executive officers, except for compensation that is performance-based under a plan that is approved by the shareholders and that meets certain other technical requirements. Based on those requirements, the Compensation Committee has determined that Section 162(m) will not prevent Infinity from receiving a tax deduction in 2003 for any of the compensation paid to executive officers.

Respectfully submitted,

Compensation Committee

Harold E. Layman (Chairman)
Gregory G. Joseph
Gregory C. Thomas

Nominating and Corporate Governance Committee

Infinity’s Nominating and Corporate Governance Committee consists of Gregory G. Joseph (Chairman), Harold E. Layman and Gregory C. Thomas. Each member of the Nominating and Corporate Governance Committee is independent as provided in the Nasdaq rules. The Nominating and Corporate Governance Committee met on March 9, 2004 and nominated the current Class I directors for re-election and nominated Samuel J. Weinhoff for election through an action in writing on March 30, 2004.

The executive officers recommended Mr. Weinhoff as a potential nominee to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee was subsequently introduced to Mr. Weinhoff and following several interviews with Mr. Weinhoff, during which his experience and background in the property and casualty insurance industry were evaluated, the Nominating and Corporate Governance Committee determined that Mr. Weinhoff would be an excellent addition to the Board and recommended his nomination.

The Board of Directors has established a Nominating and Corporate Governance Committee Charter for the Nominating and Corporate Governance Committee which is available on Infinity’s website at www.ipacc.com.

Under the terms of its charter, the Nominating and Corporate Governance Committee is responsible for considering and making recommendations concerning the function and needs of the Board, and the review and development of corporate governance guidelines. In fulfilling its duties, the Nominating and Corporate Governance Committee, among other things, shall:

•	identify individuals qualified to be Board members consistent with criteria established by the Board;

•	recommend nominees to the Board for the next annual meeting of shareholders;

•	review the structure of the Board and its committees;

•	consider issues involving related party transactions with directors and similar issues; and

•	review and recommend all matters pertaining to fees and retainers paid to directors.

Directors, members of management, shareholders, or industry or professional organizations may suggest nominees. The Nominating and Corporate Governance Committee is also able to use the services of a third-party executive search firm to assist it in identifying and evaluating possible nominees for director. In identifying and considering candidates for nomination to the Board of Directors, the Nominating and Corporate Governance Committee considers, in addition to the requirements set out in the Nominating and Corporate Governance Committee Charter, quality of experience, the needs of Infinity and the range of talent and experience represented on the Board. The Nominating and Corporate Governance Committee also evaluates the ability of a nominee director to devote the time and effort necessary to fulfill his or her responsibilities. Shareholders desiring to submit recommendations for nominations by the Nominating and Corporate Governance Committee should direct them to the Corporate Secretary in care of Infinity at its address shown on the cover page of this proxy statement.

The Nominating and Corporate Governance Committee did not receive a nominee recommendation from a shareholder who has beneficially owned more than five percent of Infinity’s voting common stock for at least one year as of the date of the recommendation.

Executive Committee

Infinity’s Executive Committee is composed of James R. Gober (Chairman), Samuel J. Simon and Roger Smith. Infinity’s Executive Committee has the authority to exercise the power and authority of the Board of Directors between meetings of the Board of Directors, subject to any limitation or limitations imposed by law, the Articles of Incorporation, the Code of Regulations of Infinity or any resolution of the Board of Directors. The Executive Committee took action three times in 2003.

PRINCIPAL SHAREHOLDERS

The following are the only shareholders known by Infinity to beneficially own 5% or more of its outstanding common stock as of April 8, 2004. Information regarding the following shareholders has been obtained from reports filed by the persons listed with the Securities and Exchange Commission and/or from the beneficial owners.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
T. Rowe Price Associates, Inc.(1)	2,044,000	9.9%
100 E. Pratt Street
Baltimore, Maryland 21202

RS Investment Management Co. LLC(2)	1,373,098	6.8%
388 Market Street, Suite 1700
San Francisco, CA 94111

Trinity Capital of Jacksonville, Inc.(3)	1,050,000	5.1%
1819 Goodwin Street
Jacksonville, FL 32204

1	The following is based upon information provided by T. Rowe Price Associates, Inc. (“Price Associates”) as of April 7, 2004. These securities are owned by various individual and institutional investors which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. According to Price Associates, it has sole voting power as to 283,900 of these shares and sole dispositive power as to all of these shares.

2	The following is based upon information contained on Schedule 13G filed with the Securities and Exchange Commission on February 18, 2004 and information provided by RS Investment Management Co. LLC as of April 8, 2004. These shares are owned by various individual and institutional investors for which RS Investment Management, L.P., RS Investment Management, Inc., and RS Growth Group LLC (all SEC-registered investment advisers controlled by RS Investment Management Co. LLC) serve as investment adviser with power to exercise voting power or investment power, or both. For purposes of the reporting requirements of the Securities Exchange Act of 1934, RS Investment Management Co. LLC, RS Investment Management, L.P., RS Investment Management, Inc., and RS Growth Group LLC (collectively “RS Investments”) are deemed to be a beneficial owner of such securities; however, RS Investments expressly disclaims that it is, in fact, the beneficial owner of such securities. According to Schedule 13G, RS Investment Management Co. LLC has shared voting and dispositive power as to all of these shares.

3	According to the information contained on Schedule 13G filed with the Securities and Exchange Commission on March 12, 2004, Trinity Capital of Jacksonville, Inc. has shared voting and dispositive power as to all of these shares.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding beneficial ownership of common stock by each director, nominee, and executive officer named on the Summary Compensation Table and our directors and executive officers as a group, all as of April 8, 2004. Additional information regarding the directors can be found under Item 1: Election of Directors.

Name	Position	Common Stock Subject to Restricted Stock Plan	Common Stock Subject to Options Exercisable within 60 Days	Other Common Stock Beneficially Owned	Total Common Stock Beneficially Owned Amount Percentage
James R. Gober	Chairman of the Board, Chief Executive Officer and President	41,667	20,300	27,083	89,050	*

John R. Miner	Executive Vice President	16,667	8,120	10,208	34,995	*

Samuel J. Simon	Senior Vice President, General Counsel, Secretary and Director	14,583	7,308	10,417	32,308	*

Roger Smith	Senior Vice President, Chief Financial Officer and Director	10,417	4,060	6,458	20,935	*

Joseph A. Pietrangelo	Senior Vice President	6,250	3,248	3,125	12,623	*

Jorge G. Castro	Director	0	5,000	0	5,000	*

Gregory G. Joseph	Director	0	5,000	2,200	7,200	*

Harold E. Layman	Director	0	5,000	0	5,000	*

Gregory C. Thomas	Director	0	5,000	0	5,000	*

Samuel J. Weinhoff	Director-Nominee	0	0	0	0	0

All Executive Officers, Directors and Nominees as a Group (10 persons)					212,111	1.03%

* Less than 1%

John R. Miner, age 43, was elected our Executive Vice President in September 2002. Mr. Miner served in various capacities with Great American Insurance Company since 1988, including President of Great American Insurance Company’s personal lines division.

Joseph A. Pietrangelo, age 39, was elected as a Senior Vice President in September 2002. Mr. Pietrangelo had served in an executive capacity in our claims division since 1999. He was with Zurich/Farmers Personal Insurance from 1997 to 1999 and served in various capacities with The Progressive Corporation from 1987 to 1997.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding all of Infinity’s equity compensation plans as of December 31, 2003.

Plan Category	Number of Securities to be Issued upon Exercise of Options	Weighted-Average Exercise Price of Outstanding Options	Number of Securities Awarded as Restricted Stock	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plan approved
by security holders:

2002 Stock Option Plan	419,180	$ 16.11	--	1,578,320
2002 Restricted Stock Plan	--	--	134,375	365,625

Equity Compensation Plans not
approved by security holders:

None	--	--	--	--

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Infinity’s executive officers, directors and persons who own more than ten percent (10%) of a registered class of Infinity’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission by a specified date. Regulations promulgated by the Securities and Exchange Commission require Infinity to disclose in this proxy statement any reporting violations with respect to the 2003 fiscal year. Upon a review of the applicable filings required by the Securities and Exchange Commission to report ownership greater than 10% by an officer or director or changes in beneficial ownership, Infinity discovered that AFG is the only reporting person to have made a late filing under Section 16(a).

SUMMARY COMPENSATION TABLE

The following table sets forth information with respect to compensation earned by our Chief Executive Officer and by our four other executive officers for the fiscal years ended December 31, 2003, 2002 and 2001. Please note that all of the compensation indicated for the years 2002 and 2001 was paid by AFG. Additionally, any compensation paid by AFG for 2003 is indicated in the footnotes following the table.

			Annual Compensation						Long-Term Compensation
Name and Position	Year		Salary		Bonus		Other Annual Compensation(1)		Restricted Stock Awards(2)	Securities Underlying Options (#)	LTIP Payouts(3)	All Other Compensation(4)
James R. Gober	2003		$550,000		$389,375		$ 1,861		$1,000,000	101,500	$ 79,000	$15,112
Chief Executive	2002		$385,096		$250,000		$ 9,571		0	0	$352,850	$29,000
Officer and President	2001		$362,020		$162,500		$ 10,182		0	0	$208,725	$28,400

John R. Miner	2003		$407,626		$245,552	(5)	$103,320		$ 400,000	40,600	0	$14,164
Executive Vice President	2002		$389,428		$ 91,732		$ 3,065		0	0	$196,350	$28,058
	2001		$383,334		$171,407		$ 8,683		0	0	0	28,400

Samuel J. Simon	2003	(6)	$368,664	(5)	$257,692		$ 37,851		$ 350,000	36,540	0	$ 6,800
Senior Vice President	2002		$300,000		$ 35,000		$ 990		0	0	0	$20,750
and General Counsel	2001		$300,000		$ 20,000		$ 1,350		0	0	0	$19,400

Roger Smith	2003	(7)	$210,000	(5)	$ 95,838		$ 76,872	(8)	$ 250,000	20,300	0	$ 1,003
Senior Vice President	2002		$182,520		$ 37,400		$ 2,194		0	0	0	$15,374
and Chief Financial Officer	2001		$177,802		$ 20,000		$ 750		0	0	$ 9,804	$13,290

Joseph A. Pietrangelo	2003		$212,308		$ 72,484	(5)	$ 6,060	(9)	$ 150,000	16,240	0	$ 2,819
Senior Vice President	2002		$205,961		$ 50,000		$ 400		0	0	0	$14,996
	2001		$180,000		$ 60,000		$ 330		0	0	0	$15,400

1	Consists of automobile allowance, insurance premiums, relocation expenses, other taxable expenses and interest earned on deferred compensation.

2	Value of the restricted stock as of the date of grant. See the table below for the number and vesting schedule of the aggregate restricted stock holdings at the end of 2003.

3	Several executives participate in long-term incentive compensation plans (“LTIP”) which reward profitable results for individual business units based on targeted objectives for the unit tied to long-term profitability. The plans generally measure cumulative underwriting profit for the business unit over five years. Payment of earned amounts is generally made over a three-year period following the term of the plan.

4	Consists of retirement plan contributions.

5	Includes earned deferred compensation of $47,533 for Mr. Miner, $30,000 for Mr. Simon, $10,500 for Mr. Smith and $20,000 for Mr. Pietrangelo.

6	Annual compensation includes $318,752 paid by AFG in 2003 to Mr. Simon for bonus, salary, relocation expenses and other taxable expenses for 2003.

7	Annual compensation includes $91,800 paid by AFG in 2003 to Mr. Smith for bonuses and the exercise of the nonqualified stock option detailed in Note 8 to this table.

8	Includes $41,728 paid by AFG for the exercise of an option to purchase AFG common stock.

9	Includes $4,687 for the exercise of an option to purchase AFG common stock.

RESTRICTED STOCK AWARDS IN LAST FISCAL YEAR

Name	Number of Shares Awarded	Market Value at December 31, 2003
James R. Gober	62,500	$2,065,625
John R. Miner	25,000	$ 826,250
Samuel J. Simon	21,875	$ 722,969
Roger Smith	15,625	$ 516,406
Joseph A. Pietrangelo	9,375	$ 309,844

*	The restricted stock awards are time-based and vest in one-third increments on February 18, 2004, February 18, 2005 and February 18, 2006.

*	Dividends will be paid on the restricted stock awards quarterly at the same rate as Infinity’s common stock.

OPTION GRANTS IN LAST FISCAL YEAR

Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal 2003	Exercise Price ($/Per Share)	Expiration Date	Potential Realized Value at Assumed Annual Rates of Price Appreciation for Option Term* 5% 10%
James R. Gober	101,500	24.8%	$16	2/18/2013	$1,021,325	$2,588,238
John R. Miner	40,600	9.9%	$16	2/18/2013	$ 408,530	$1,035,295
Samuel J. Simon	36,540	8.9%	$16	2/18/2013	$ 367,677	$ 931,766
Roger Smith	20,300	5.0%	$16	2/18/2013	$ 204,265	$ 517,648
Joseph A. Pietrangelo	16,240	4.0%	$16	2/18/2013	$ 163,412	$ 414,118

*	The assumed 5% and 10% rates of stock appreciation are rates required by the Securities and Exchange Commission for illustrative purposes and are not intended to predict actual stock appreciation. The assumed annual rate of appreciation of 5% and 10% would result with the price of Infinity common stock appreciating to a price of $26.06 and $41.50, respectively.

FISCAL 2003 OPTION EXERCISES
AND FISCAL YEAR-END OPTION VALUES

Name	Shares Acquired On Exercise	Value Realized	Number of Securities Underlying Unexercised Options at FY-End Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at FY-End* Exercisable/Unexerciable
James R. Gober	0	--	0/101,500	0/$1,703,575
John R. Miner	0	--	0/40,600	0//$692,230
Samuel J. Simon	0	--	0/36,540	0/$623,007
Roger Smith	0	--	0/20,300	0/$346,115
Joseph A. Pietrangelo	0	--	0/16,240	0/$276,892

* Calculation based on closing price of $33.05 on December 31, 2003.

PERFORMANCE GRAPH

The following graph shows the percentage change in Infinity’s cumulative total shareholder return on its common stock since its initial public offering measured by dividing the sum of (A) the cumulative amount of dividends, assuming dividend reinvestment during the periods presented and (B) the difference between Infinity’s share price at the end and the beginning of the periods presented; by the share price at the beginning of the periods presented. The graph demonstrates cumulative total returns for Infinity, the CRSP Total Return Index for NASDAQ Stock Market, and the CRSP Total Return Index for NASDAQ Insurance Stocks (SIC 6330-6339 U.S. Fire, Marine and Casualty Insurance Companies) from the date of our initial public offering, February 18, 2003, through December 31, 2003.

Cumulative Total Return*

Cumulative Total Return as of December 31, 2003 (assumes a $100 investment at the close of trading on February 17, 2003)
	2/18/03	3/31/03	4/30/03	5/31/03	6/30/03	7/31/03	8/31/03	9/30/03	10/31/03	11/30/03	12/31/03
IPCC	100.00	113.92	131.76	143.06	147.37	164.23	167.41	175.60	203.07	206.26	206.516
NASDAQ Index	100.00	99.66	108.72	118.27	120.16	128.44	134.04	132.30	142.94	145.06	148.121
NASDAQ Insurance Stocks	100.00	101.69	108.86	111.28	111.66	117.65	119.38	119.70	125.31	125.83	129.636

*Assumes reinvestment of dividends.

Certain Relationships and Related Transactions

In connection with the initial public offering of our common stock, we entered into a number of agreements with AFG. We negotiated the terms of these agreements with AFG, as described below, prior to the initial public offering of our common stock. Our Board of Directors, as constituted at that time, approved the terms of these agreements. The agreements were not reviewed or approved by the independent directors who joined our board upon or after the completion of the initial public offering. We believe that the terms of these agreements are comparable to or more favorable than those that we could have obtained from independent third parties.

Pursuant to the formation and separation agreement entered into with AFG, AFG transferred to us all of the issued and outstanding common stock of the following personal auto insurance subsidiaries and their respective subsidiaries (excluding Leader National Agency of Texas, Inc. and two foreign subsidiaries): Atlanta Casualty Company, Infinity Insurance Company, Leader Insurance Company and Windsor Insurance Company. In exchange, we issued to AFG all of our issued and outstanding common stock and a note payable in the amount of $55 million. The promissory note was repaid in July 2003 with proceeds from our term loan. During 2003, we paid $2.5 million of interest on the $55 million term note.

The formation and separation agreement also included an indemnification agreement that required AFG to indemnify us in the event we incurred certain losses prior to the completion of the initial public offering. Losses covered by this indemnification included those which arose from the operation of the personal auto subsidiaries transferred from AFG to us and the assumed personal lines insurance business written by Great American Insurance Company (“Great American”) prior to the completion of the initial public offering. Additionally, we reached an agreement with AFG that terminated their indemnification obligation in exchange for a one-time payment of $10.5 million made in December 2003.

Effective January 1, 2003, AFG transferred to us substantially all of the personal lines insurance business written by Great American and its subsidiaries through independent agents. The transfer was effected through a reinsurance agreement under which we assumed the inforce business, servicing policyholders and handling of claims. Under the agreement, we received assets, primarily investment securities, equal to approximately $125.3 million.

For investment advisory services rendered to our subsidiaries in the twelve-month period ended December 31, 2003, American Money Management (an AFG wholly-owned subsidiary) charged us $2.0 million. In 2003, we amended our agreement with American Money Management to shorten the term of the agreement. As amended, the agreement will expire on December 31, 2006.

Pursuant to a services agreement, we pay AFG for the provision of certain facility sharing, information systems and corporate staff services, human resources, risk management, legal, financial reporting and other existing shared services. For the twelve months ended December 31, 2003, fees paid to AFG for these services were $5.7 million.

In December 2003, we received proceeds of approximately $4.7 million through the sale of one equity security to AFG. The purchase price for the sale was based on the closing price of the security on the date of the sale.

For the twelve months ended December 31, 2003, fees incurred by AFG for management services provided by us with respect to Great American’s direct to consumer personal automobile insurance business were approximately $6.5 million.

In December 2003, AFG made a $3.0 million payment to us as full payment of its entire obligation to reimburse us for both of the following categories of costs: (i) any unrecovered overhead costs (allocated on a historical basis) for calendar years 2003 and 2004 that we failed to recover through the provision of certain services relating to the direct business, and (ii) non-claims related reorganization costs attributable to the initial public offering for calendar years 2003 and 2004.

We lease property located in Cincinnati, Ohio from Great American and also sublease property currently leased by Great American in Cincinnati, Ohio and Windsor, Connecticut. We have incurred $1.4 million for lease payments to AFG for the twelve-month period ended December 31, 2003.

Fees Paid to Independent Auditor

Aggregate fees billed to Infinity by Ernst & Young for 2003, Infinity’s first year as an independent company, were:

Audit Fees	$561,120
Audit-Related Fees	0
Tax Fees	$ 5,751
All Other Fees	0

$566,871

Audit Fees   Includes professional services rendered for the audit of the consolidated financial statements, as well as services related to the secondary offering of Infinity common stock.

Tax Fees   Includes fees for tax planning and advice.

SHAREHOLDER PROPOSALS FOR NEXT YEAR

Any shareholder who intends to submit a proposal for the 2005 Annual Meeting of Shareholders for inclusion in the proxy statement for that meeting may do so in accordance with Securities and Exchange Commission Rule 14a-8 and is advised that the proposal must be received by the Corporate Secretary, at the address located below, no later than December 20, 2004.

For those shareholder proposals which are not submitted in accordance with Rule 14a-8, the designated proxies may exercise their discretionary voting authority, without any discussion of the proposal in our proxy materials, with respect to any shareholder proposal which is received by the Corporate Secretary after March 5, 2005. If there is a change in these deadlines by more than 30 days, we will notify you of the change through our Form 10-Q filings.

QUESTIONS?

If you have questions or need more information about the Annual Meeting, write to:

Infinity Property and Casualty Corporation
2204 Lakeshore Drive, Suite 125
Birmingham, Alabama 35209
Attention:  Samuel J. Simon, Secretary

APPENDIX A

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
CHARTER

I.	PURPOSE

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by monitoring (1) the financial statements and other financial information provided by the Corporation to any governmental body or the public, (2) the Corporation’s systems of internal controls regarding finance, accounting, legal compliance and Conduct that management and the Board have established and (3) the Corporation’s auditing, accounting and financial reporting processes generally. Consistent with this purpose, the Committee should encourage continuous improvement of, and should foster adherence to, the Corporation’s policies, procedures and practices at all levels.

II.	COMPOSITION

The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall satisfy the independence and financial literacy requirements prescribed by the NASD and Section 10A of the Securities Exchange Act, as amended by the Sarbanes-Oxley Act of 2002. At least one member of the Committee shall be a financial expert as defined under the United States Securities and Exchange Commission rules promulgated pursuant to § 407 of the Sarbanes-Oxley Act of 2002. Director’s fees are the only compensation that a Committee member may receive from the Corporation.

The members of the Committee shall be elected by the Board annually and serve until their successors shall be duly elected and qualified. Unless a Chair is elected by the Board, the members of the Committee shall designate a Chair. The Board shall have the power at any time to change the membership of the Committee and to fill vacancies, subject to such members satisfying the independence and financial literacy requirements discussed above.

The Committee may employ, at the Corporation’s expense, any outside experts, legal counsel, accountants or other personnel deemed by the Committee in its collective judgment to be reasonably necessary, and in the best interest of the Corporation and its shareholders, to enable the Committee to fulfill its purpose.

III.	MEETINGS

The Committee shall meet at least four times annually, and more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the director or coordinator of any internal auditing efforts, if applicable, or the chief financial officer and the independent public accountants in separate executive sessions to discuss any matters that the Committee or any of these groups believe should be discussed independently. The Committee shall maintain minutes of its meetings and activities.

IV.	RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Committee shall:

Select and Monitor Independent Public Accountants

1.	Select the Corporation’s independent public accountants to audit the Corporation’s financial statements and approve the fees and other compensation to be paid to the independent public accountants. Have a clear understanding with the independent public accountants that they are ultimately accountable to the Committee, and any disputes between management and the accountants will be resolved by the Committee.

2.	Review the independent public accountants’ formal written statement delineating all relationships between the accountants and the Corporation, consistent with Independence Standards Board Standard No. 1, and actively engage in a dialogue with the accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the accountant and take, or recommend that the full Board take, appropriate action to oversee the independence of the independent public accountants.

3.	Evaluate the performance of the independent public accountants and discharge the independent public accountants when circumstances warrant.

4.	Review most recent report of the Public Company Accounting Oversight Board of its examination of the Corporation’s independent public accountants.

5.	Ensure that lead audit partner of the independent public accountants and the audit partner responsible for reviewing the audit are rotated at least every five years.

6.	Pre-approve all audit and non-audit services and their accompanying fees to be performed by the Corporation’s independent public accountants. The Committee may delegate this function to a Committee member between meetings with a reporting obligation to the full Committee.

7.	Ensure disclosure in the Corporation’s periodic reports filed with the SEC, any non-audit services approved to be performed by the Corporation’s independent public accountants.

8.	Determine whether the provision of non-audit services by the Corporation’s independent public accountants is compatible with maintaining their independence.

Financial Reporting Processes

9.	Meet with the independent public accountants and the appropriate management to plan the scope of each audit prior to commencement of each audit process.

10.	Periodically consult with the independent public accountants out of the presence of management about internal controls, the fullness and accuracy of the Corporation’s financial statements, and the adequacy/capability of financial staff given the business and changes in operations.

11.	In consultation with the independent public accountants and any internal auditors, review the integrity of the Corporation’s financial reporting processes, both internal and external.

12.	Consider the independent public accountants’ judgments about the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting.

13.	Consider and approve, if appropriate, major changes to the Corporation’s auditing and accounting principles and practices as suggested by the independent public accountants, management, or any internal auditing efforts as developed by the Committee.

14.	Continue the process of reporting to the Committee by each of management and the independent public accountants regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

15.	At least annually, review a report from the independent public accountants as to all critical accounting policies and practices, alternative treatments with financial information within GAAP discussed with management, ramifications of the use of alternative disclosures, the treatment preferred by the independent public accounts in each instance, management letters and other communications.

16.	Review with the independent public accountants and the coordinator of any internal audit efforts the coordination of audit work to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

17.	Discuss with the independent public accountants significant matters related to the conduct of the audit such as the selection of and changes in accounting policies, the methods used to account for unusual transactions, the effect of accounting policies in controversial or emerging areas, the process used by management in formulating accounting estimates and the basis for the accountant’s conclusions regarding the reasonableness of those estimates, adjustments arising from the audit, and disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

Charter/Documents/Reports Review

18.	Ensure that the Corporation’s auditors do not perform any service prohibited by Section 10a of the Securities Exchange Act of 1934.

19.	Review and reassess the adequacy of the Charter annually.

20.	Review the Corporation’s annual and quarterly financial statements (including disclosures made in Management’s Discussion and Analysis of Financial Condition and Results of Operations), earnings releases, and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent public accountants. To the extent possible, this information should be sent to the Committee at least 24 hours before release.

Process Improvement

21.	Following completion of the annual audit, review separately with each of management and the independent public accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

22.	Review and appraise any significant disagreement among management and the independent public accountants in connection with the preparation of the financial statements.

23.	Consider and review with the independent public accountant and the coordinator of any internal audit efforts:

a.	The adequacy of the Corporation’s internal controls including computerized information system controls and security.

b.	Related findings and recommendations of the independent public accountant and the coordinator of any internal audit efforts together with management’s responses.

24.	Review with the independent public accountants, the coordinator of any internal auditing efforts and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented. This review should be conducted at an appropriate time after implementation of changes or improvements, as decided by the Committee.

25.	Review specifically all repeat audit points and recommendations not implemented from prior audits.

Legal Compliance

26.	Establish and maintain procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

27.	Review with the Corporation’s counsel, legal compliance matters including, without limitation, corporate securities trading.

28.	Review with the Corporation’s counsel, any legal or regulatory matter that could have a significant impact on the Corporation’s financial statements.

29.	Review and approve or disapprove, as appropriate, all related-party transactions.

30.	Prepare Report of the Committee for transmission to shareholders through the annual Proxy Statement.

31.	Perform any other activities consistent with this Charter, the Corporation’s Regulations and governing law, as the Committee or the Board deems necessary or appropriate.

ANNUAL MEETING OF SHAREHOLDERS OF

INFINITY PROPERTY AND CASUALTY CORPORATION

May 25, 2004

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

Proposal 1. Election of Directors:

- ☐ FOR ALL NOMINEES
- ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES
- ☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:

- ○ James R. Gober
- ○ Gregory C. Joseph
- ○ Harold E. Layman
- ○ Samuel J. Weinhoff

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

	FOR	AGAINST	ABSTAIN
Proposal 2. To approve the 2004 Employee Stock Purchase Plan.	☐	☐	☐
Proposal 3. To approve the Annual Bonus Plan.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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INFINITY PROPERTY AND CASUALTY CORPORATION

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 25, 2004
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF INFINITY PROPERTY AND CASUALTY CORPORATION

The undersigned Shareholder(s) of INFINITY PROPERTY AND CASUALTY CORPORATION (the "Company") hereby constitutes and appoints Samuel J. Simon and Roger Smith, and each of them, agents and proxies of the undersigned, each with full power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Shareholders of the Company to be held on May 25, 2004, and at any adjournment or postponement thereof, according to the number of shares of Common Stock of the Company which the undersigned may be entitled to vote, and with all the powers which the undersigned would possess if personally present, as indicated on the reverse side.

The proxies are directed to vote as specified on the reverse side. Except as specified to the contrary on the reverse side, the shares represented by this proxy will be voted FOR all nominees listed and FOR Proposals 2 and 3.

The undersigned revokes any prior proxy at such meeting and ratifies all said agents and proxies, or any of them, may lawfully do by virtue hereof. Receipt of Notice of Annual Meeting of Shareholders and Proxy Statement is hereby acknowledged.

(Continued and to be signed on the reverse side)

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